Exhibit 23a

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-02873, 333-65424, 333-182405, 333-235254, 333-237055, 333-255763 and 333-295715 of Bristol-Myers Squibb Company on Form(s) S-8 of our report dated June 5, 2026 appearing in this Annual Report on Form 11-K relating to the financial statements and supplemental schedule of the Bristol-Myers Squibb Company Employee Incentive Thrift Plan as of and for the year ended December 31, 2025.

/s/ Withum Smith + Brown, PC

June 5, 2026
Princeton, New Jersey
E-1